UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2016

THOMPSON CREEK METALS COMPANY INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-33783	98-0583591
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

26 West Dry Creek Circle
Suite 810
Littleton, Colorado 80120
(Address of Principal Executive Offices)

(303) 761-8801
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Copper Concentrates Sales Agreement with Louis Dreyfus Company Metals Suisse SA

On May 6, 2016, Thompson Creek Metals Company Inc. (the “Company”) and Terrane Metals Corp. (“Terrane”), a wholly-owned subsidiary of the Company, entered into a Copper Concentrate Sales Agreement (the “Agreement”) with Louis Dreyfus Company Metals Suisse SA (“LDCM”), whereby Terrane agreed to sell to LDCM concentrate produced at Mount Milligan Mine.

The term of the Agreement commences on May 6, 2016 and ends on December 31, 2019, unless earlier terminated pursuant to the terms of the Agreement.  Pursuant to the Agreement, for each of calendar years 2017, 2018 and 2019, LDCM agreed to purchase 40,000 dry metric tons of concentrate from Terrane.

Payment for the concentrate will be based on the agreed copper, gold and silver content of the parcels delivered to LDCM pursuant to the terms of the Agreement, less certain refining and treatment charges and certain other deductions, if applicable.  Pricing generally will be determined by reference to specified published reference prices during the applicable quotation periods set forth in the Agreement.  The copper treatment and refining charges will be negotiated in good faith and agreed by the parties for each contract year based on terms generally acknowledged as industry benchmark terms.  The gold and silver refining charges are as specified in the Agreement.

LDCM will make a 90% provisional payment for concentrate promptly upon shipment from Terrane’s port of loading.  The provisional payment will be based on Terrane’s weights and assays, and on metals pricing, at the time of shipment.  Final settlement will be made within three business days after Terrane has submitted its final invoice to LDCM after all final prices and weights and assays have been determined in accordance with the Agreement.  Pursuant to the terms and conditions set forth in the Agreement, Terrane will also have the option to request that LDCM make a 90% advance payment for an upcoming shipment.

The Agreement may be terminated by either party upon material breach of the Agreement by the other party, subject to a 60-day cure period. The Company has agreed to unconditionally guarantee Terrane’s performance under the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which the Company plans to file as an exhibit to its next periodic report and plans to seek confidential treatment of certain terms in the Agreement at such time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMPSON CREEK METALS COMPANY INC.

Date: May 11, 2016	By:	/s/ Pamela L. Saxton
	Name:	Pamela L. Saxton
	Title:	EVP and Chief Financial Officer